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                                                                     Exhibit 5.0

                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                           222 SW Columbia, Suite 1800
                             Portland, Oregon  97201
                              Phone (503) 226-1191
                               Fax (503) 226-0079

                                  July 2, 1997

Board of Directors
Analogy, Inc.
9205 S.W. Gemini Drive
Beaverton, Oregon  97008

Gentlemen:

     In connection with the registration of 1,050,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Analogy, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on July 2, 1997 (the "Registration Statement"), and the proposed offer and sale of the Common Stock pursuant to the Registration Statement, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion. Of the Shares (i) 650,000 were issued by the Company in a private placement pursuant to the merger (the "Merger") of the Company's wholly-owned subsidiary with and into Symmetry Design Systems, Inc. effective November 28, 1996 (the "Common Shares"), and (ii) 400,000 are issuable upon the exercise of warrants issued by the Company in a private placement in connection with the Merger (the "Warrant Shares").

     Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that (i) the Common Shares are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when sold and issued in accordance with the Registration Statement will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. This consent shall not be construed to cause this firm to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.


                              Very truly yours,

                              /s/ Ater Wynne Hewitt Dodson & Skerritt, LLP

                              Ater Wynne Hewitt Dodson & Skerritt, LLP